EXHIBIT 10.5

                       FORM OF AMENDED AND RESTATED
                           EMPLOYMENT AGREEMENT


          This Employment Agreement ("Agreement") effective May 1, 1997 is entered into by and between _________________, an individual ("Executive"), and Cornerstone Propane GP, Inc., a California corporation ("Cornerstone").

                                 RECITALS:
                                 ---------
          A. The business purpose of Cornerstone is to serve as the managing general partner of Cornerstone Propane Partners, L.P., a Delaware limited partnership, and Cornerstone Propane, L.P., a Delaware limited partnership (collectively the "Partnerships").

          B. Executive will provide management services to Cornerstone and the Partnerships, and, in addition, to all propane distribution and related companies and businesses ("Additional Companies") in which Cornerstone or the Partnerships may directly or indirectly hold a majority voting or equity interest after the effective date of this Agreement.

          C. It is contemplated, but not required, by Cornerstone and Executive that Executive will also provide management services to propane distribution and related companies and businesses purchased by Northwestern Public Service Company (the "Parent") or Northwestern Growth Corporation ("NGC"), other than through Cornerstone or a Partnership.

                                AGREEMENT:
                                 ---------
     1.  Employment by Cornerstone and Duration.
         --------------------------------------

          a. FULL TIME AND BEST EFFORTS. Subject to the terms set forth herein, Cornerstone agrees to employ Executive as President & Chief Executive Officer to provide management services relating to the businesses conducted by Cornerstone, the Partnerships and the Additional Companies, and Executive hereby accepts such employment. During the duration of his employment with Cornerstone, Executive will devote his best efforts and substantially all of his business time and attention to the performance of his duties hereunder, except for vacation periods as set forth herein and reasonable absences due to injury or illness as permitted by Cornerstone's general policies.

          b. DUTIES. Executive shall serve as Chief Executive Officer of Cornerstone, with management authority for Cornerstone, the Partnerships and the Additional Companies, and shall perform such duties as are customarily associated with his current title, consistent with the Bylaws of Cornerstone and as required by Cornerstone's Board of Directors (the "Board").

          c. DURATION. This Agreement shall be effective on May 1, 1997, and end on the third anniversary of such date, subject to the provisions for termination set forth herein.

          d. LOCATIONS OF PERFORMANCE. Executive shall be domiciled in the vicinity of Watsonville, California. The parties acknowledge, however, that Executive will be required to undertake reasonable travel to Cornerstone's, the Partnerships' and the Additional Companies' market areas, including Cornerstone's South Dakota facilities, in connection with the performance of his duties hereunder.

     2.  Compensation and Benefits.
         -------------------------
          a. SALARY. Executive shall receive for services to be rendered hereunder an annual base salary of $_____________ payable on a twice-monthly basis, subject to increase at the sole discretion of the Board.

          b. BONUS. Executive shall receive such discretionary bonuses, if any, as the Board, in its sole discretion and from time to time, may deem appropriate.

          c. ACQUISITION MANAGEMENT FEES. Executive will be paid an Acquisition Management Fee of $____________ per month. This amount will be paid on the first of each month.

          d. ANNUAL OPERATING PERFORMANCE INCENTIVE PLAN. Executive shall be eligible to participate in Cornerstone's Annual Operating Performance Incentive Plan on the terms and conditions set forth in Schedule A attached hereto and by this reference incorporated herein.

          e. NEW ACQUISITIONS INCENTIVE PLAN. Executive shall be eligible to participate in Cornerstone's New Acquisitions Incentive Plan on the terms and conditions set forth in Schedule B attached hereto and by this reference incorporated herein.

          f. LONG-TERM EQUITY INCENTIVE PLAN. Executive shall be eligible to participate in Cornerstone's Long-Term Equity Incentive Plan on the terms and conditions set forth in Schedule C attached hereto and by this reference incorporated herein.

          g. RESTRICTED UNIT PLAN. Executive shall be eligible to participate in Cornerstone's Restricted Unit Plan.

          h. PARTICIPATION IN BENEFIT PLANS. During the duration of employment hereunder, Executive shall be entitled to participate in the benefit plans and programs as described on the attached Exhibit E. Cornerstone may, in its sole discretion and from time to time, establish additional senior management benefit programs as it deems appropriate.

          i. LIFE INSURANCE. Cornerstone shall maintain life insurance in the amount of $_____________ on the life of Executive payable to such beneficiary or beneficiaries as Executive may designate from time to time.

          j. VACATION. Executive shall be entitled to an annual vacation, but in no event to exceed four (4) weeks per year.

          k. WITHHOLDING. All payments and benefits under this section 2 for which withholding is required under applicable law will be made subject to the required withholding.

     3.  REASONABLE BUSINESS EXPENSES AND SUPPORT.

               Executive shall be reimbursed for documented and reasonable business expenses in connection with the performance of his duties hereunder. Executive shall be furnished reasonable office space at 432 Westridge Drive, Watsonville, California, or successor location in Watsonville, California, or other location as mutually agreed by Executive and Cornerstone ("Primary Office") as well as support assistance and facilities.

     4.  TERMINATION OF EMPLOYMENT.

               The date on which Executive's employment by Cornerstone ceases, under any of the following circumstances, shall be defined herein as the "Termination Date".

          a.  TERMINATION WITHOUT CAUSE.

               i. TERMINATION PAYMENT. Upon notice to Executive, Cornerstone's Board may terminate Executive's employment with Cornerstone at will at any time for any reason and without "cause", as defined below. In the event Executive's employment is terminated by Cornerstone without cause, Executive shall receive payment for all accrued salary, Acquisition Management Fees and vacation time through the Termination Date, and Cornerstone shall pay Executive as severance an amount that is equal to the compensation of Executive under this Agreement for the remaining balance of the duration of employment under this Agreement plus an amount equal to Executive's salary and Acquisition Management Fee for the 12 full months immediately preceding the Termination Date. For purposes of this paragraph 4(a)(i), the term "compensation" shall be defined to include (1) all salary and Acquisition Management Fee provided in paragraphs 2(a) and (c) and (2) an annual bonus equal to the most recent annual bonus provided under paragraph 2(b) prior to the Termination Date.

               ii. FUNDAMENTAL CHANGES. In the event that Cornerstone makes a fundamental change as defined herein below, Executive may at any time thereafter terminate his employment; provided, however that Executive shall provide Cornerstone ten (10) days notice prior to any such termination, and Cornerstone shall have a reasonable period of time not to exceed thirty (30) days to cure such fundamental change. "Fundamental change" shall be defined as any of the following:

                    (a) Diminution in Executive's duties, authority, responsibility and/or compensation;

                    (b) Cornerstone moves Executive's primary office more than fifty (50) miles from Watsonville, California without Executive's consent;

                    (c) NGC, the Parent or an affiliate or a Partnership or an Additional Company sells its interest, direct or indirect and whether through the sale of equity interests, sale of assets, merger or other form of transaction, in any business or properties conducted or owned, directly or indirectly, by Cornerstone, the Partnerships or an Additional Company after the effective date of this Agreement such that the total EBITDA of the businesses and properties for which Executive remains responsible falls below 70% of the EBITDA of the Partnerships on the effective date of this Agreement.

                    (d)  any one or more of the following:

                         (i)  any person (as such term is used in Sections
13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than as a trustee or other fiduciary holding securities under an employee benefit plan of the Parent, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Parent representing 20% or more of the total voting power represented by the Parent's then outstanding voting securities, or

                         (ii) during any period of two consecutive years,
individuals who at the beginning of such period constitute the Board of Directors of the Parent and any new directors whose election by the Board of Directors or nomination for election by the Parent's stockholders was approved by a vote of at least two thirds (2/3) of the directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Parent, or

                         (iii)     the stockholders of the Parent approve a
merger or consolidation of the Parent with any other corporation, other than a merger or consolidation which would result in the voting securities of the Parent outstanding immediately prior to such a merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 66-2/3% of the total voting power represented by the voting securities of the Parent or such surviving entity outstanding immediately after such merger or consolidation, or

                         (iv) the stockholders of the Parent approve a plan
of complete liquidation of the Parent, an agreement for the sale or disposition of the Parent (in one transaction or a series of transactions) or of all or substantially all of the Parent's assets, or a plan of reorganization pursuant to which (in one transaction or a series of transactions) all or substantially all of the Parent's assets shall be transferred to a person (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) not wholly owned by the Parent, or

                         (v)  the Parent shall no longer be the beneficial
owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of at least 66-2/3% of the outstanding shares of each class of equity securities of Cornerstone, provided that a public offering of securities after which the Parent, directly or through one or more subsidiaries, is the controlling entity shall not trigger this paragraph 4(a)(ii)(d)(v), or

                         (vi) the Parent shall, by issuing a proxy, power
or attorney, or similar authorization or entering into a contract or other arrangement of any kind, shall no longer effectively control Cornerstone.

                            *        *        *

          A termination by Executive in the event of a fundamental change shall be treated as a Company termination without cause, and Executive shall be entitled to the same severance payments as provided in paragraph 4(a)(i), provided Executive terminates his employment within 120 days after he receives notice of such fundamental change.

          b.  TERMINATION FOR CAUSE.

               i. TERMINATION PAYMENT OF ACCRUED SALARY, ACQUISITION MANAGEMENT FEE AND VACATION. Cornerstone's Board may terminate Executive's employment with Cornerstone at any time for "cause" as defined below, immediately upon notice to Executive of the circumstances leading to such termination for cause. In the event that Executive's employment is terminated for cause, Executive shall receive payment for all accrued salary, Acquisition Management Fee and vacation time through the Termination Date, which in this event shall be the date upon which notice of termination is given. Cornerstone shall have no further obligation to pay severance of any kind nor to make any payment in lieu of notice.

               ii. DEFINITION OF CAUSE. "CAUSE" means the occurrence or existence of any of the following with respect to Executive, as determined by a majority of the Directors of the Board: (a) any act of dishonesty, misappropriation, embezzlement, intentional fraud or similar conduct involving Cornerstone, any Partnership or any Additional Companies; (b) the conviction or the plea of nolo contendere or the equivalent in respect to a felony involving moral turpitude; (c) any intentional damage of a material nature to any property of Cornerstone, any Partnership or any Additional Companies; or (d) conduct by Executive which demonstrates gross unfitness to serve in his capacity as employee of Cornerstone.

          c. TERMINATION UPON DISABILITY. Cornerstone may terminate Executive's employment in the event Executive suffers a disability that renders Executive unable to perform the essential functions of his position, even with reasonable accommodation, for nine (9) months within any twelve (12) month period. Commencing on the Termination Date, which in this event shall be the date upon which notice of termination is given, Cornerstone shall pay Executive an amount equal to that payable upon termination without cause under paragraph 4(a)(i).

          d. BENEFITS UPON TERMINATION. All benefits provided under paragraph 2(h) hereof shall be extended, to the extent permitted by Cornerstone's insurance policies and benefit plans, for one (1) year after Executive's Termination Date, except (a) as required by law (e.g., COBRA health insurance continuation election), or (b) in the event of a termination described in paragraph 4(b) if Cornerstone does not decide to require the noncompetition agreement as described in section 6.

          e. TERMINATION UPON DEATH. If Executive dies prior to the expiration of the duration of employment under this Agreement, Cornerstone shall continue coverage of Executive's dependents (if any) under all benefit plans or programs of the type listed above in paragraph 2(h) herein for a period of twelve (12) months.

          f. INCENTIVE PLANS. In the event Executive's employment terminates for any reason, he (or his estate or heirs) will be entitled to the following with respect to the incentive plans referred to in paragraphs 2(d), (e), (f) and (g):

               i. ANNUAL OPERATING PERFORMANCE INCENTIVE PLAN. A ratable portion (based on the days in the fiscal year in which termination occurs on or before its effective date and the total number of days in the fiscal year) of the cash award to which Executive would have been entitled under the Plan for the entire year, which shall be paid in cash no later than ninety (90) fiscal days after the close of the fiscal year.

               ii. NEW ACQUISITION INCENTIVE PLAN. The amount payable for any addition to the propane operations as to which a letter of intent, memorandum of understanding or similar document, or the definitive agreements, were entered into prior to the Termination Date, which shall be payable if and when the addition is consummated.

               iii. LONG TERM EQUITY INCENTIVE PLAN. The amount payable in accordance with the Plan's vesting provisions.

               iv. RESTRICTED UNITS PLAN. The amount payable in accordance with the Plan's vesting provisions.

     5. PROPRIETARY INFORMATION OBLIGATIONS. During the duration of employment under this Agreement, Executive will have access to and become acquainted with Cornerstone's, the Partnerships' and Additional Companies' confidential and proprietary information, including but not limited to information or plans regarding customer relationships, personnel, sales, marketing, and financial operations and methods, trade secrets, formulas, devices, secret inventions, processes, and other compilations of information, records, and specifications (collectively, except to the extent it was already known from other sources, or is or becomes general knowledge, in each case without known violation of any confidentiality obligation, "Proprietary Information"). Executive shall not disclose any of the Proprietary Information directly or indirectly, or use it in any way, either during the duration of this Agreement or at any time thereafter, except as required in the course of his employment with Cornerstone or as authorized in writing by Cornerstone. All files, records, documents, computer-recorded information, drawings specifications, equipment and similar items relating to the business of Cornerstone, the Partnerships and/or Additional Companies, whether prepared by Executive or otherwise coming into his possession, shall remain the exclusive property of Cornerstone, the Partnerships and/or Additional Companies, respectively, and shall not be removed under any circumstances whatsoever without the prior written consent of Cornerstone, except when (and only for the period) necessary to carry out Executive's duties hereunder, and if removed shall be immediately returned to Cornerstone upon any termination of his employment and no copies thereof shall be kept by Executive; provided, however, that Executive shall be entitled to retain documents that were personally owned or acquired.

     6.  COVENANT NOT TO COMPETE.

               Cornerstone and the Partnerships are presently engaged in the retail business of selling and distributing propane to end-user customers in bobtail delivery vehicles with capacities below 5,000 gallons (the "Business"). The term "Business" shall also include the sale, distribution, or transport of natural gas liquids, including without limitation propane, (collectively "NGL's") in transport loads of 5,000 gallons or more, whether for end use or resale, or the rendition of any services to persons or entities engaged in the business of selling or distributing NGL's, or the trading, selling, hedging, processing or otherwise dealing with NGL's or other petroleum products (or contracts for any of the foregoing) for any purpose.

               Executive agrees that for a twelve (12) month period from the end of his employment with Cornerstone, he will not carry on the "Business" with fifty (50) miles of any of the foregoing existing locations of Cornerstone or the Partnerships. For purposes of this Agreement, Executive will be deemed to be "carrying on" the Business if he does so directly or if he is the owner or an officer or an employee of, a consultant to or a stockholder or holder of another equity interest in, any person engaged in the business, provided however, that Executive may own, directly or indirectly, solely as an investment, securities of any person traded on a national exchange or listed on the NASDAQ National Market so long as he does not, directly or indirectly, own 5% or more of the fully diluted interest in such person.

     7. NONINTERFERENCE. While employed by Cornerstone, and during the time any noncompetition covenant as described under section 6 is in effect, Executive agrees not to interfere with the business of Cornerstone by directly or indirectly soliciting, attempting to solicit, inducing, or otherwise causing any employee of Cornerstone to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any other employer.

     8.  ARBITRATION OF DISPUTES.

          a. SCOPE. Any disputes of any kind regarding this Agreement, including, but not limited to, its termination or any events occurring during the employment relationship, shall be subject to final and binding arbitration, to the extent permitted by law, pursuant to the Employment Dispute Resolution Rules and Regulations of the American Arbitration Association. Such disputes shall include, but are not limited to, claims for breach of contract (express or implied), tort claims, claims for discrimination, and claims for violation of any federal or state law or regulation.

          b. REQUEST. Any request for arbitration must be made in writing within 365 calendar days of the occurrence giving rise to the dispute.

          c. APPLICABLE LAW. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of Delaware, or federal law, or both, as applicable to the claim or claims asserted.

          d. FINAL AND BINDING. The arbitration shall be final and binding upon all of the parties and shall be enforceable to the extent permitted by law.

     9.  MISCELLANEOUS.

          a. NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by fax ) or the third day after mailing by first class mail to the recipient at the address indicated below:

          To Cornerstone:
               Cornerstone Propane GP, Inc.
               33 Third Street, S.E.
               Post Office Box 1318
               Huron, South Dakota 57350-1318
               Attention:  Richard R. Hylland
               Voice:  605-353-8294
               Fax:  605-353-8286

          To Executive:

          -------------------------------
          -------------------------------
          -------------------------------

               Voice:  ------------------
               Fax:    ------------------

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

          b. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

          c. ENTIRE AGREEMENT. This document constitutes the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral.

          d. COUNTERPARTS. This Agreement may be executed on separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement.

          e. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and Cornerstone, and their respective successors and assigns, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights under without the written consent of Cornerstone, which shall not be withheld unreasonably.

          f. ATTORNEYS' FEES. If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach hereof, the prevailing party shall be entitled to reasonable attorneys' fees, as well as costs and disbursements, in addition to any other relief to which he or it may be entitled.

          g. AMENDMENTS. No amendments or other modifications to this Agreement may be made except by a writing signed by both parties. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement. No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement.

          h. CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of Delaware.


CORNERSTONE PROPANE GP, INC.
                                   [name]
                                   "Executive"

By
     Title: